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                                                                       EXHIBIT 5

                                 April 12, 2004

Borders Group, Inc.
100 Phoenix Drive
Ann Arbor, Michigan 48108

         Re:      Borders Group, Inc.
                  2004 Long-Term Incentive Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         As general counsel for Borders Group, Inc., a Michigan corporation (the "Company"), I am acting as counsel to the Company in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, relating to the registration of 3,000,000 shares of common stock (the "Shares") of the Company to be offered under the Borders Group, Inc. 2004 Long-Term Incentive Plan (the "Plan").

         As such counsel, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption and amendment of the Plan. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued by the Company pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

         I am admitted to practice in the State of Michigan, and I express no opinion as to matters governed by any laws other than the laws of the State of Michigan and the federal laws of the United States of America.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             BORDERS GROUP, INC.




                                             /s/ Thomas D. Carney
                                                 Thomas D. Carney
                                                 Vice President,
                                                 Secretary and General Counsel